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                                                                     EXHIBIT 2.3

                          AGREEMENT AND PLAN OF MERGER


         This AGREEMENT AND PLAN OF MERGER (the "Agreement") is made as of the 14th day of April, 1997 by and between Coventry Corporation, a Tennessee corporation ("New Coventry"), and Coventry Corporation, a Delaware corporation ("Old Coventry") (collectively, the "Constituent Corporations").

                                    RECITALS

         WHEREAS, all of the issued and outstanding shares of capital stock of New Coventry are owned beneficially and of record by Old Coventry;

         WHEREAS, the sole purpose of the Plan of Merger embodied herein is to effect a migratory merger within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended; and

         WHEREAS, each of the Constituent Corporations has, subject to approval by their respective shareholders, adopted the plan of merger embodied in this Agreement, and the Constituent Corporations and their respective Boards of Directors deem it advisable and in the best interest of each of the Constituent Corporations that Old Coventry be merged with and into New Coventry pursuant to the applicable corporation laws of Tennessee and Delaware.

                                    AGREEMENT

         NOW, THEREFORE, the Constituent Corporations do hereby agree to merge, on the terms and conditions herein provided, as follows:

1.       THE MERGER.

                  1.1 Governing Law. Old Coventry shall be merged into New Coventry in accordance with the applicable laws of the States of Tennessee and Delaware. New Coventry shall be the surviving corporation and shall be governed by the laws of the State of Tennessee.

                  1.2 Effective Date. The "Effective Date" of the merger shall be, and such term as used herein shall mean the date on which Articles of Merger prepared in accordance herewith are filed in the office of the Secretary of State of Tennessee and a Certificate of Merger prepared in accordance herewith is filed in the office of the Secretary of State of Delaware, all after satisfaction of the requirements of applicable laws of the states prerequisite to such filings.

2.       SHARE CONVERSION.

                  2.1 Stock of Old Coventry. On the Effective Date, each share of Common Stock of Old Coventry issued and outstanding immediately prior to the merger shall automatically be converted into and become, without further action by the holder thereof, one share of Common Stock of New Coventry. As of and after the Effective Date, each outstanding certificate which, prior to the Effective Date represented shares of Common Stock of Old Coventry shall be deemed for all purposes to evidence ownership of, and to represent an equal number of shares of Common Stock of New Coventry.

                  2.2 Stock of New Coventry. Upon the Effective Date, by virtue of the merger and without any action on the part of the holder thereof, each share of Common Stock of New Coventry outstanding immediately prior thereto shall be cancelled and returned to the status of authorized but unissued shares.


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3.       EFFECT OF THE MERGER.

                  3.1 Rights, Privileges, Etc. On the Effective Date, New Coventry, without further act, deed or other transfer, shall retain or succeed to, as the case may be, and possess and be vested with all the rights, privileges, immunities, powers, franchises and authority, of a public as well as of a private nature, of the Constituent Corporations; all property of every description and every interest therein and all debts and other obligations of or belonging to or due to the Constituent Corporations on whatever account shall thereafter be taken and deemed to be held by or transferred to, as the case may be, or vested in New Coventry without further act or deed; title to any real estate, or any interest therein, vested in the Constituent Corporations shall not revert or in any way be impaired by reason of this merger, and all of the rights of creditors of the Constituent Corporations shall be preserved unimpaired, and all liens upon the property of the Constituent Corporations shall be preserved unimpaired, and such debts, liabilities, obligations and duties of the Constituent Corporations shall thenceforth remain with or attach to, as the case may be, New Coventry and may be enforced against it to the same extent as if all of such debts, liabilities, obligations and duties had been incurred or contracted by it.

                  3.2 Employee Benefit Plans. On the Effective Date, New Coventry will automatically assume all obligations of Old Coventry under any and all employee benefit plans in effect as of the Effective Date or with respect to which employee rights or accrued benefits are outstanding as of the Effective Date.

                  3.3 Charter and Bylaws. The Charter of New Coventry as in effect on the Effective Date shall, from and after the Effective Date, be and continue to be the Charter of New Coventry without change or amendment until thereafter amended in accordance with the provisions thereof and applicable laws. The Bylaws of New Coventry as in effect on the Effective Date shall, from and after the Effective Date, be and continue to be the Bylaws of New Coventry without change or amendment until thereafter amended in accordance with the provisions thereof, the Charter of New Coventry and applicable laws.

                  3.4 Directors and Officers. The directors and officers of Old Coventry shall be the directors and officers of New Coventry on the Effective Date, and such directors and officers shall serve until they are removed or replaced in accordance with the Charter and Bylaws of New Coventry.

                  3.5 Options, Warrants and Rights. Each outstanding option, warrant or right to acquire shares of Common Stock of Old Coventry which are not exercised prior to the Effective Date shall, at the Effective Date, be converted into the right to acquire the same number of shares of Common Stock of New Coventry subject to the terms, conditions and provisions for adjustment to which such options, warrants or rights were previously subject.

                  3.6 Further Action. From time to time, as and when requested by New Coventry, or by its successors or assigns, any party hereto shall execute and deliver or cause to be executed and delivered all such deeds and other instruments, and shall take or cause to be taken all such further or other actions, as New Coventry, or its successors or assigns, may deem necessary or desirable in order to vest in and confirm to New Coventry, and its successors or assigns, title to and possession of all the property, rights, privileges, powers and franchises referred to herein and otherwise to carry out the intent and purposes of this Agreement.





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4.       TERMINATION; AMENDMENT.

                  4.1 Termination Provision. Anything contained in this Agreement to the contrary notwithstanding, this Agreement may be terminated and the merger abandoned:

                           (a) Upon written notice at any time prior to the
                  Effective Date of the merger by either of the Constituent Corporations; or

                           (b) If holders of at least a majority of the
                  outstanding shares of Common Stock of Old Coventry shall not vote in favor of the merger.

                  4.2 Amendment Provisions. Anything contained in this Agreement notwithstanding, this Agreement may be amended or modified in writing at any time prior to the Effective Date; provided that, an amendment made subsequent to the adoption of this Agreement by the shareholders of the Constituent Corporations shall not (1) alter or change the amount or kind of shares or other consideration to be received in exchange for or on conversion of all or any of the shares of Common Stock of the Constituent Corporations, (2) alter or change any term of the Charter of New Coventry, or (3) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class or series thereof of the Constituent Corporations; provided, however, the Constituent Corporations may by agreement in writing extend the time for performance of, or waive compliance with, the conditions or agreements set forth herein.

                  4.3 Board Action. In exercising their rights under this
         Section 4, each of the Constituent Corporations may act by its Board of Directors, and such rights may be so exercised, notwithstanding the prior approval of this Agreement by the shareholders of the Constituent Corporations.




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         IN WITNESS WHEREOF, this Agreement, having first been duly approved by resolutions of the Board of Directors of each of the Constituent Corporations, is hereby executed on behalf of each of the Constituent Corporations by their respective officers hereunto duly authorized.



                                      COVENTRY CORPORATION,
                                      a Delaware corporation

                                      By: /s/ ALLEN F. WISE
                                          --------------------------------------
                                      Its: President and Chief Executive Officer
Attest:                                    -------------------------------------

By: /s/ SHIRLEY R. SMITH
    -------------------------------
Its: Secretary
     ------------------------------


                                      COVENTRY CORPORATION,
                                      a Tennessee corporation

                                      By: /s/ ALLEN F. WISE
                                          --------------------------------------
                                      Its: President and Chief Executive Officer
                                           -------------------------------------

Attest:

By: /s/ SHIRLEY R. SMITH
    -------------------------------
Its: Secretary
     ------------------------------


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